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
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                                AMERIKING, INC.
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               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                               Dec. 29, 1998 to             Dec. 30, 1997 to
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                                                                 June 28, 1999                June 29, 1998
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                                                             W/O PIK       With PIK       W/O PIK       With PIK
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                                                            Dividends      Dividends     Dividends      Dividends
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
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EARNINGS
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Income (loss) before income taxes benefit                         321           321         1,776           1,776
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Interest expense                                                9,974         9,974         8,031           8,031
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Amortization of deferred financing costs                          421           421           405             405
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Portion of rents representative of interest                     4,434         4,434         3,448           3,448
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Preferred stock PIK dividends                                       -           288             -             225
                                                               ------        ------        ------          ------
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Total earnings                                                 15,150        15,438        13,660          13,885
                                                               ------        ------        ------          ------
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FIXED CHARGES
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Interest expense                                                9,974         9,974         8,031           8,031
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Amortization of deferred financing costs                          421           421           405             405
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Portion of rents representative of interest                     4,434         4,434         3,448           3,448
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Preferred stock PIK dividends                                       -           288             -             225
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Total Fixed Charges                                            14,829        15,117        11,884          12,109
                                                               ------        ------        ------          ------
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RATIO OF EARNINGS TO FIXED CHARGES                               1.02          1.02          1.15            1.15
                                                               ------        ------        ------          ------
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INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                      N/A           N/A           N/A             N/A
                                                               ------        ------        ------          ------
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